EXHIBIT 4.9














                           BERGEN BRUNSWIG CORPORATION

                                       AND

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                                     TRUSTEE

                      COMMON SECURITIES GUARANTEE AGREEMENT

                              Dated as of [ ], [ ]


















                                     -175-


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                                Table of Contents
                                                                           Page

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions and Interpretation..............................

                                   ARTICLE II.
                               TRUST INDENTURE ACT

Section 2.01. Trust Indenture Act; Application............................
Section 2.02. Lists of Holders of Securities..............................
Section 2.03. Reports by  Common Guarantee Trustee........................
Section 2.04. Periodic Reports to Common Guarantee Trustee................
Section 2.05. Evidence of Compliance with Conditions Precedent............
Section 2.06. Events of Default; Waiver...................................
Section 2.07. Event of Default; Notice....................................
Section 2.08. Conflicting Interests.......................................
 ..........................................................................
                                  ARTICLE III.
              POWERS, DUTIES AND RIGHTS OF COMMON GUARANTEE TRUSTEE

Section 3.01. Powers and Duties of Common Guarantee Trustee...............
Section 3.02. Certain Rights of Common Guarantee Trustee..................
Section 3.03. Not Responsible for Recitals or Issuance of Guarantee.......

                                   ARTICLE IV.
                            COMMON GUARANTEE TRUSTEE

Section 4.01. Common Guarantee Trustee; Eligibility.......................

Section 4.02. Appointment, Removal and Resignation of Common Guarantee
                  Trustee.................................................

                                   ARTICLE V.
                                    GUARANTEE

Section 5.01. Guarantee...................................................
Section 5.02. Waiver of Notice and Demand.................................
Section 5.03. Obligations Not Affected....................................
Section 5.04. Rights of Holders...........................................
Section 5.05. Guarantee of Payment........................................
Section 5.06. Subrogation.................................................
Section 5.07. Independent Obligations.....................................

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                                   ARTICLE VI.
                       LIMITATION OF TRANSACTIONS; RANKING

Section 6.01. Limitation of Transactions..................................
Section 6.02. Ranking.....................................................

                                  ARTICLE VII.
                                   TERMINATION

Section 7.01. Termination.................................................

                                  ARTICLE VIII.
                                 INDEMNIFICATION

Section 8.01. Exculpation.................................................
Section 8.02. Indemnification.............................................

                                   ARTICLE IX
                       SUBORDINATION OF GUARANTEE PAYMENTS

Section 9.01 Subordination of Guarantee Payments..........................
Section 9.02 Payment Over of Proceeds upon Dissolution, Etc...............
Section 9.03 Prior Payment of Preferred Guarantee Payments upon
                 Acceleration of the Related Debt Securities..............
Section 9.04. No Payment When There is an Indenture Event of Default
Section 9.05 Payment Permitted in Certain Situations......................
Section 9.06 Subrogation to Rights of Holders of Preferred Securities.....
Section 9.07 Provisions Solely to Define Relative Rights..................
Section 9.08 Common Guarantee Trustee to Effectuate Subordination.........
Section 9.09 No Waiver of Subordination Provisions........................
Section 9.10 Notice to Trustee............................................
Section 9.11 Reliance on Judicial Order or Certificate of Liquidating
                  Agent...................................................
Section 912 Common Guarantee Trustee Not Fiduciary for Holders of Senior
                  Indebtedness............................................
Section 9.13 Rights of  Common Guarantee Trustee as Holder of Preferred
                  Securities; Preservation of Common Guarantee
                  Trustee's Rights.....................................
Section 9.15 Certain Conversions Deemed Payment........................

                                   ARTICLE X.
                                  MISCELLANEOUS

Section 10.01. Successors and Assigns..................................
Section 10.02. Amendments..............................................
Section 10.03. Notices.................................................
Section 10.04. Benefit.................................................
Section 10.05. Governing Law...........................................

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                      COMMON SECURITIES GUARANTEE AGREEMENT

         This COMMON SECURITIES GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of [ ], [ ], is executed and delivered by Bergen Brunswig Corporation, a New Jersey corporation (the "Guarantor"), and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Common Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Bergen Capital Trust [ ], a Delaware statutory business trust (the "Issuer");

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [ ], [ ], among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $[ ][(including $[ ] issued pursuant to an over-allotment option provided for in the Purchase Agreement)][(or up to $[ ] if the over-allotment option is exercised in full)] aggregate stated liquidation amount of Common Securities designated the [ ]% Common Securities (the "Common Securities");

         WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee Agreement") in substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Preferred Securities (as defined herein) except that if an Indenture Event of Default has occurred under the Indenture (as defined herein) and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are subordinated to the rights of holders of Preferred Securities to receive guarantee payments under the Preferred Securities Guarantee Agreement ("Preferred Guarantee Payments");

         NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION


Section 1.01.   Definitions and Interpretation.

         In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

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         (c) all  references to "the  Guarantee  Agreement"  or "this  Guarantee
Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the following terms shall have the following meanings:

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, as in effect on the date of this Guarantee Agreement.

         "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Covered Person" means any Holder or beneficial owner of Common Securities.

         "Distribution" has the meaning specified in the Declaration.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefore, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Indenture Event of Default has occurred and is continuing, the rights of the holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred
Securities to receive Preferred Guarantee Payments under the Preferred Securities Guarantee Agreement.

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         "Guarantor"  shall  mean  Bergen  Brunswig  Corporation,  a New  Jersey corporation, or any permitted successor thereof under the Indenture, in its capacity as guarantor under this Guarantee Agreement.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

         "Indemnified Person" means the Common Guarantee Trustee, any Affiliate of the Common Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Common Guarantee Trustee.

         "Indenture" means the Indenture dated as of [ ], [ ] among the Guarantor and Chase Manhattan Bank and Trust Company, National Association, as trustee, as supplemented by the Officers' Certificate (as defined in the Indenture) dated [ ],[] and/or the Supplemental Indenture dated as of [ ], [ ].

         "Indenture Event of Default" shall mean any event defined as an "Event of Default" under the Indenture.

         "Majority in liquidation amount of the Common Securities" means, except as provided by the Trust Indenture Act, Holder(s) of Common Securities voting separately as a class, who vote Common Securities and the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of the Common Securities voted by such Holders represents more than 50% of the above stated liquidation amount of all Common Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Certificate has read the covenant or condition and the definition relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

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         "Common  Guarantee  Trustee"  means  Cahse  Manhattan  Bank  and  Trust
Company, National Association until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Common Guarantee Trustee.

         "Responsible Officer" means, with respect to the Common Guarantee Trustee, any officer of the Common Guarantee Trustee with direct responsibility for the administration of this Declaration, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Subordinated Notes" means the series of subordinated debt securities of the Guarantor designated the [ ]% Subordinated Notes due 20[ ].

         "Successor Common Guarantee Trustee" means a successor Common Guarantee Trustee possessing the qualifications to act as Common Guarantee Trustee under
Section 4.01.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II.
                               TRUST INDENTURE ACT

Section 2.01.   Trust Indenture Act; Application.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

         (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 2.02.   Lists of Holders of Securities.

         (a) The Guarantor shall provide the Common Guarantee Trustee (i) semiannually, not later than June 30 and December 31 of each year, a list, in such form as the Common Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Guarantor, or any of its Paying Agents other than the Common Guarantee Trustee, as to the names and addresses of the Holders of Common Securities ("List of Holders") as of the preceding June 15 or December 15, as the case may be, and (ii) at such other times as the Common Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished. The Common Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders; and

         (b) the Common Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

Section 2.03.   Reports by Common Guarantee Trustee.

         Within 60 days after May 15 of each year commencing May [ ], the Common Guarantee Trustee shall provide to the Holders of the Common Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Common Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

Section 2.04.   Periodic Reports to Common Guarantee Trustee.

         The Guarantor shall provide to the Common Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 2.05.   Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Common Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

Section 2.06.   Events of Default; Waiver.

         The Holders of a Majority in liquidation amount of Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 2.07.   Event of Default; Notice.

         (a) The Common Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Common Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Common Securities, notices of all such Events of Default, unless such defaults have been cured or waived before the giving of such notice, provided, that, the Common Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Common Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Common Securities.

         (b) The Common Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Common Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice of.

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


Section 2.08.   Conflicting Interests.

         The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act. [Add all subsequent Declarations.]


                                  ARTICLE III.
              POWERS, DUTIES AND RIGHTS OF COMMON GUARANTEE TRUSTEE

Section 3.01.   Powers and Duties of Common Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Common Guarantee Trustee for the benefit of the Holders of the Common Securities, and the Common Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Common Securities exercising his or her rights pursuant to
Section 5.04(b) or to a Successor Common Guarantee Trustee on acceptance by such Successor Common Guarantee Trustee of its appointment to act as Common Guarantee Trustee. The right, title and interest of the Common Guarantee Trustee shall automatically vest in any Successor Common Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Common Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Common Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Common Securities, provided that if an Indenture Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are subordinated to the rights of holders of Preferred Securities to receive Preferred Guarantee Payments under the Preferred Securities Guarantee Agreement, as provided in Article IX.

         (c) The Common Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred:

                  (i) shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement and in the terms of the Common Securities, and no implied covenants, duties or obligations shall be read into this Guarantee Agreement against the Common Guarantee Trustee; and

                  (ii) in the absence of bad faith on the part of the Common Guarantee Trustee, the Common Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Common Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Common Guarantee Trustee, the Common Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Common Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise or use, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Common Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this subsection shall not be construed to limit subsection
(c) of this Section;

                  (ii) the Common Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Common Guarantee Trustee, unless it shall be proved that the Common Guarantee Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Common Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Common Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee, or exercising any trust or power conferred upon the Common Guarantee Trustee under this Guarantee Agreement including, without limitation, with respect to the Common Securities; and

                  (iv) no provision of this Guarantee Agreement shall require the Common Guarantee Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Common Guarantee Trustee shall be subject to the provisions of this Section.

Section 3.02.   Certain Rights of Common Guarantee Trustee.

         (a)  Subject to the provisions of Section 3.01:

                  (i) the Common Guarantee Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) any act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Guarantee Agreement, the Common Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Common Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Common Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any recording, refiling or registration thereof);

                  (v) the Common Guarantee Trustee may consult with counsel of its selection and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; such counsel may be counsel to the Guarantor or any of its Affiliates, and may include any of its employees;

                  (vi) the Common Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Common Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

                   (vii) the Common Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Common Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Common Guarantee Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney;

                   (viii) the Common Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Common Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                    (ix) any action taken by the Common Guarantee Trustee or its agents hereunder shall bind the Trust and the Holders of the Common Securities and the signature of the Common Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Common Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Common Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Guarantee Agreement the Common Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Common Guarantee Trustee (i) may request instructions from the Holders of the Common Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Common Securities as would be entitled to direct the Common Guarantee Trustee under the terms of the

Common Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

                  (xi) the Common Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Common Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (xii) the Common Guarantee Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

         (b) No provision of this Guarantee Agreement shall be deemed to empower the Common Guarantee Trustee to vary the investment of any Holder of the Common Securities or to act in a manner inconsistent with the status of the Issuer as a grantor trust for United States federal income tax purposes.


Section 3.03.   Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Common Guarantee Trustee does not assume any responsibility for their correctness. The Common Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV.
                            COMMON GUARANTEE TRUSTEE

Section 4.01.   Common Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Common Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published;

         (b) if at any time the Common Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Common Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c); and

         (c)  if  the  Common  Guarantee   Trustee  has  or  shall  acquire  any
"conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Common Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.02.  Appointment, Removal and Resignation of Common Guarantee Trustee.

         (a) Subject to Section 4.02(b), the Common Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor;

         (b) the Common Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Common Guarantee Trustee and delivered to the Guarantor;

         (c) the Common Guarantee Trustee appointed to office shall hold office until a Successor Common Guarantee Trustee shall have been appointed or until its removal or resignation. The Common Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Common Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Common Guarantee Trustee and delivered to the Guarantor and the resigning Common Guarantee Trustee; and

         (d) if no Successor Common Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Common Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Common Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Common Guarantee Trustee.

                                   ARTICLE V.
                                    GUARANTEE

Section 5.01.   Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. If an Indenture Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive

Preferred Guarantee Payments under the Preferred Securities Guarantee Agreement, as set forth in Article IX.

Section 5.02.   Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.03.   Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Notes or any extension of the maturity date of the Subordinated Notes permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Common Securities or the Subordinated Notes;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation on the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.04.   Rights of Holders.

         (a) The Holders of a Majority in liquidation amount of the Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Common Guarantee Trustee under this Guarantee Agreement; and

         (b) Notwithstanding the rights of the Common Guarantee Trustee to enforce this Guarantee Agreement under Article III, any Holder of Common Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the Guarantor to enforce the Common Guarantee Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Common Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Common Securities may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.


Section 5.05.   Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection.

Section 5.06.   Subrogation.

         The Guarantor shall be subrogated to all rights, if any, of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.07.   Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI.
                       LIMITATION OF TRANSACTIONS; RANKING


Section 6.01.   Limitation of Transactions.

         So long as any Common Securities remain outstanding, (a) the Guarantor will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Guarantor will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) of the Guarantor which rank pari passu with or junior to the Subordinated Notes, if at such time (i) there shall have occurred any Event of Default or (ii) there shall have occurred any Event of Default under the Declaration; provided, that, clause (a) above does not apply to (i) any stock dividends paid by the Guarantor where the dividend stock is the same as that on which the dividend is being paid, (ii) purchases or acquisitions by the Guarantor of shares of its common stock in connection with the satisfaction by the Guarantor or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Guarantor's dividend reinvestment or director, officer, agent or employee stock purchase plans, (iii) a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (iv) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged for capital stock, (v) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of the Guarantor's capital stock or (vi) any declaration by the Guarantor of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including any such existing plan) in the future or the redemption or repurchase or any such rights pursuant thereto.

Section 6.02.   Ranking.

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except for those liabilities made pari passu or junior by their terms to any liabilities of the Guarantor under this Guarantee Agreement, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock[; provided, that, this Guarantee Agreement shall be pari passu with the guarantee issued by the Guarantor in connection with [ ]].

                                  ARTICLE VII.
                                   TERMINATION


Section 7.01.   Termination.

         This Guarantee Agreement shall terminate with respect to each Holder upon the first to occur of the following: full payment of the Redemption Price of all Common Securities, the distribution of the Subordinated Notes to the Holders of all of the Common Securities, [the conversion of all of such Holder's Common Securities into Class A Common Stock of the Guarantor] or full payment of the amounts payable in accordance with the Declaration upon dissolution of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

Section 8.01.   Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence (or, in the case of the Common Guarantee Trustee, except as otherwise set forth in Section 3.01) or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Common Securities might properly be paid.

Section 8.02.   Indemnification.

         (a) The Guarantor shall indemnify each Indemnified Person for, and hold each Indemnified Person harmless against, any loss, liability or expense incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person without negligence or bad faith (or, in the case of the Common Securities Trustee, except as set forth in Section

  3.01) in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement.

         (b) Reasonable expenses (including reasonable legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

         (c) The provisions of this Section 8.02 shall survive termination of this Guarantee or the resignation or removal of the Common Guarantee Trustee.


                                   ARTICLE IX.
                       SUBORDINATION OF GUARANTEE PAYMENTS

Section 9.01. Subordination of Guarantee Payments.

         Each Holder of the Common Securities agrees, by such Holder's acceptance thereof, that if an Indenture Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee Agreement are hereby expressly made subordinate and junior in right of payment to the prior payment in full of the Preferred Guarantee Payments under the Preferred Securities Guarantee Agreement, to the extent and in the manner hereinafter set forth in this Article. No provision of this Article shall prevent the occurrence of any default hereunder.

Section 9.02. Payment Over of Proceeds upon Dissolution, Etc.

         If an Indenture Event of Default has occurred and is continuing, upon any payment by the Guarantor or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Preferred Guarantee Payments shall first be paid in full, or payment thereof provided for in money in accordance with the terms of the Preferred Securities Guarantee Agreement, before any payment is made by the Guarantor on account of any Guarantee Payments under this Common Securities Guarantee Agreement; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Common Securities or the Common Guarantee Trustee would be entitled to receive from the Guarantor, except for the provisions of this Article, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other person making such payment or distribution, or by the Holders of the Common Securities or by the Common Guarantee Trustee under this Common Securities Guarantee Agreement, if received by them or it, directly to the holders of the Preferred Securities (pro rata to such holders on the basis of the respective amounts of Preferred Securities held by such holders, as calculated by the trustee or trustees under the Preferred Securities Guarantee Agreement) or their representative or representatives, or to the trustee or trustees under the Preferred Securities Guarantee Agreement, as their respective interests may appear, to the extent necessary to pay such Preferred Guarantee Payments in full, in money or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of such Preferred Securities, before any payment or distribution is made to the Holders of the Common Securities or to the Common Guarantee Trustee hereunder.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Common Guarantee Trustee or the Holders of the Common Securities before all Preferred Guarantee Payments are paid in full, or provision is made for such payment in money in accordance with the applicable terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of the Preferred Securities or their representative or representatives, or to the trustee or trustees under the Preferred Securities Guarantee Agreement, as their respective interests may appear, as calculated by such trustee or trustees, for application to the payment of all Preferred Guarantee Payments remaining unpaid to the extent necessary to pay such Preferred Guarantee Payments in full in money in accordance with the applicable terms of the Preferred Securities Guarantee Agreement, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Preferred Securities.

         For purposes of this Article only, the words cash, property or securities shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Preferred Guarantee Payments which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Common Securities are so subordinated as provided in this Article. The consolidation of the Guarantor with, or the merger of the Guarantor into, another entity or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its properties and assets substantially as an entirety to another entity upon the terms and conditions set forth in [Article IX] of the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Guarantor for the purposes of this
Section if the entity formed by such consolidation or into which the Guarantor is merged or the entity which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in [Article IX] of the Indenture.

Section 9.03. Prior Payment of Preferred Guarantee Payments upon Acceleration of the Related Debt Securities

         In the event that any Subordinated Notes are declared due and payable before their stated maturity as a result of an Indenture Event of Default, then and in such event the holders of Preferred Securities shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Preferred Guarantee Payments or provision shall be made for such payment in cash, before the Holders of the Common Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of the Guarantee Payments) by the Guarantor on account of the Guarantee Payments.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Common Guarantee Trustee or the Holder of any Common Securities prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Common Guarantee Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.


Section 9.04. No Payment When There is an Indenture Event of Default

         In the event and during the continuation of any Indenture Event of Default, beyond any applicable grace period with respect thereto, then no payment shall be made by the Guarantor with respect to the Guarantee Payments until such default is cured or waived or ceases to exist or all Preferred Guarantee Payments have been made..

Section 9.05. Payment Permitted in Certain Situations

         Nothing contained in this Article or elsewhere in this Common Securities Guarantee Agreement or in any of the Common Securities shall prevent
(a) the Guarantor, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Guarantor referred to in Section 10.02 or under the conditions described in Sections 10.03 or 8.4, from making Guarantee Payments at any time, or (b) the application by the Common Guarantee Trustee of any money deposited with it hereunder to the payment of or on account of the Guarantee Payments hereunder or the retention of such Guarantee Payments by the Holders of Common Securities, if, at the time of such application by the Common Guarantee Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

Section 9.06. Subrogation to Rights of Holders of Senior Indebtedness

         Subject to the payment in full of all Preferred Guarantee Payments or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Preferred Securities, the rights of the Holders of Common Securities shall be subrogated to the extent of the payments or distributions made to the holders of Preferred Securities pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Guarantors which by its express terms is subordinated to indebtedness of the Guarantor to substantially the same extent as the Common Securities are subordinated to the Preferred Securities and is entitled to like rights of subrogation) to the rights of the holders of the Preferred Securities to receive payments and distributions of cash, property and securities applicable to the Preferred Guarantee Payments until the Guarantee Payments shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Preferred Securities of any cash, property or securities to which the Holders of Common Securities or the Common Guarantee Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Preferred Securities by Holders of Common Securities or the Common Guarantee Trustee, shall, as among the Guarantor, its creditors other than holders Preferred Securities and the Holders of Common Securities, be deemed to be a payment or distribution by the Guarantor to or on account of the Guarantee Payments.

Section 9.07. Provisions Solely to Define Relative Rights

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Common Securities to receive Guarantee Payments in the event of an Indenture Event of Default on the one hand and the holders of Preferred Securities to receive Preferred Guarantee Payments in the event of an Indenture Event of Default on the other hand. Other than the subordination provisions applicable under the Indenture and the Subordinated Notes, nothing contained in this Article or elsewhere in this Common Securities Guarantee Agreement or in the Common Securities is intended to or shall (a) impair, as among the Guarantor, its creditors other than holders of Preferred Securities and the Holders of Common Securities, the obligation of the Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Preferred Securities and the subordination provisions of the Indenture and the Subordinated Notes, is intended to rank equally with all other general obligations of the Guarantor), to pay the Guarantee Payments to the Holders of the Common Securities in accordance with this Common Securities Guarantee Agreement as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Holders of Common Securities and creditors of the Guarantor, as the case may be, other than the holders Preferred Securities; or
(c) prevent the Common Guarantee Trustee or the Holder of any Common Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Preferred Securities to receive cash, property and securities otherwise payable or deliverable to the Common Guarantee Trustee or such Holder.

Section 9.08.Trustee to Effectuate Subordination

         Each Holder of Common Securities by such Holder's acceptance thereof authorizes and directs the Common Guarantee Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Common Guarantee Trustee as such Holder's attorney-in-fact for any and all such purposes.

Section 9.09. No Waiver of Subordination Provisions

         No right of any present or future holder of any Preferred Securities to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Common Securities Guarantee Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Preferred Securities may, at any time and from time to time, without the consent of or notice to the Common Guarantee Trustee or the Holders of Common Securities, without incurring responsibility to the Holders of Common Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Common Securities to the holders of Preferred Securities do any one or more of the following (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the obligation to make Preferred Guarantee Payments or otherwise amend or supplement in any manner the Preferred Securities Guarantee Agreement; or (b)

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


exercise or refrain from exercising any rights against the Guarantor and any other entity.

Section 9.10. Notice to Trustee

         The Guarantor shall give prompt written notice to a Responsible Officer of the Common Guarantee Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Common Guarantee Trustee in respect of the Guarantee Payments pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Common Securities Guarantee Agreement, the Common Guarantee Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any Guarantee Payment to or by the Common Guarantee Trustee in respect of the Common Securities pursuant to the provisions of this Article, unless and until a Responsible Officer of the Common Guarantee Trustee shall have received written notice thereof from the Guarantor or a holder or holders of Preferred Securities or from any trustee therefor; and, prior to the receipt of any such written notice, the Common Guarantee Trustee, subject to the provisions of
Section 3.02 of this Common Securities Guarantee Agreement, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Common Guarantee Trustee shall have not received the notice provided for in this Section at least two Business Days (as defined in the Indenture) prior to the date upon which by the terms hereof any money may become payable with respect to Guarantee Payments, then, anything herein contained to the contrary notwithstanding, the Common Guarantee Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 3.02, the Common Guarantee Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Preferred Securities (or a trustee therefor) to establish that such notice has been given by a holder of Preferred Securities (or a trustee therefor). In the event that the Common Guarantee Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Preferred Securities to participate in any payment or distribution pursuant to this Article, the Common Guarantee Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Common Guarantee Trustee as to the amount of Preferred Securities held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Common Guarantee Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 9.11. Reliance on Judicial Order or Certificate of Liquidating Agent

         Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Common Guarantee Trustee, subject to the provisions of
Section 3.02 hereof, and the Holders of Common Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Common Guarantee Trustee or to the Holders of Common Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Preferred Securities and other indebtedness of the Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 9.12. Trustee Not Fiduciary for Holders of Preferred Securities

         With respect to the holders of Preferred Securities, the Common Guarantee Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Preferred Securities shall be read into this Common Securities Guarantee Agreement against the Common Guarantee Trustee. Except with respect to Section 10.04, the Common Guarantee Trustee shall not be deemed to owe any fiduciary duty to the holders of Preferred Securities and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Common Securities or to the Guarantor or to any other Person cash, property or securities to which any holders of Preferred Securities shall be entitled by virtue of this Article or otherwise.

Section 9.13.Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights

         The Common Guarantee Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Preferred Securities which may at any time be held by it, to the same extent as any other holder of Preferred Securities and nothing in this Common Securities Guarantee Agreement shall deprive the Common Guarantee Trustee of any of its rights as such holder.



                                   ARTICLE X.
                                  MISCELLANEOUS

Section 10.01.   Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.


Section 10.02.   Amendments.

         Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

Section 10.03.   Notices.

         All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

         (a) if given to the Common Guarantee Trustee at the Common Guarantee Trustee's mailing address set forth below (or such other address as the Common Guarantee Trustee may give notice of to the Holders of the Common Securities):

                Chase Manhattan Bank and Trust Company, National Association, 101 California Street, Suite 2725, San Francisco, California 94111 Attn: Corporate Trust Administration

       (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                Bergen Brunswig Corporation 4000 Metropolitan Drive, Orange, California Attn : ChIef Legal Officer, with a copy (which shall not constitute notice) to Peter H. Ehrenberg, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068

         (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.


Section 10.05.   Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders of the Common Securities and subject to Section 3.01(a) is not separately transferable from the Common Securities.


Section 10.05.   Governing Law.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                     BERGEN BRUNSWIG CORPORATION


                                     By:____________________________
                                     Name:
                                     Title:


                                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                                          NATIONAL ASSOCIATION
                                     as Common Guarantee Trustee


                                     By:____________________________
                                     Name:
                                     Title:
                                     By: